Exhibit I(22)

January 28, 2015

MassMutual Select Funds

100 Bright Meadow Blvd.

Enfield, CT 06082

Re:	New Share Classes of Certain Series of MassMutual Select Funds

Ladies and Gentlemen:

We are furnishing this opinion in connection with the filing of Post-Effective Amendment No.81 (the “Amendment”) to the Registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended, by MassMutual Select Funds (the “Trust”) for the registration of an indefinite number of Class A, Class I, Class R3, Class R4, and Class R5 shares of beneficial interest, as applicable (the “Shares”), of the series of the Trust noted below (each a “Fund” and, collectively, the “Funds”):

	Class A	Class I	Class R3	Class R4	Class R5
MassMutual Select Total Return Bond Fund	X
MassMutual Select Strategic Bond Fund		X		X
MassMutual Select BlackRock Global Allocation Fund		X	X	X
MassMutual Select Diversified Value Fund		X		X
MassMutual Select Fundamental Value Fund				X
MassMutual Select Large Cap Value Fund		X		X
MM S&P 500® Index Fund	X
MassMutual Select Focused Value Fund				X
MassMutual Select Fundamental Growth Fund		X		X
MassMutual Select Blue Chip Growth Fund		X		X
MassMutual Select Growth Opportunities Fund				X
MassMutual Select Mid-Cap Value Fund				X
MassMutual Select Small Cap Value Equity Fund		X	X	X
MassMutual Select Small Company Value Fund				X
MM S&P® Mid Cap Index Fund			X	X
MM Russell 2000® Small Cap Index Fund			X	X
MassMutual Select Mid Cap Growth Equity II Fund				X
MassMutual Select Small Cap Growth Equity Fund				X
MassMutual Select Small Company Growth Fund		X	X	X
MassMutual Select Diversified International Fund		X	X	X
MM MSCI EAFE® International Index Fund			X	X
MassMutual Select Overseas Fund				X
MassMutual RetireSMARTSM Conservative Fund		X	X	X
MassMutual RetireSMARTSM Moderate Fund		X	X	X
MassMutual RetireSMARTSM Moderate Growth Fund		X	X	X
MassMutual RetireSMARTSM Growth Fund		X	X	X
MassMutual RetireSMARTSM In Retirement Fund		X		X	X
MassMutual RetireSMARTSM 2010 Fund		X		X	X
MassMutual RetireSMARTSM 2015 Fund		X	X	X	X
MassMutual RetireSMARTSM 2020 Fund		X		X	X
MassMutual RetireSMARTSM 2025 Fund		X	X	X	X
MassMutual RetireSMARTSM 2030 Fund		X		X	X
MassMutual RetireSMARTSM 2035 Fund		X	X	X	X
MassMutual RetireSMARTSM 2040 Fund		X		X	X
MassMutual RetireSMARTSM 2045 Fund		X	X	X	X
MassMutual RetireSMARTSM 2050 Fund		X		X	X
MassMutual RetireSMARTSM 2055 Fund		X	X	X	X

We have examined copies of votes of the Trust’s Trustees, the Trust’s Bylaws, and its Amended and Restated Agreement and Declaration of Trust, each as certified to us by an Assistant Secretary of the Trust. We have also examined such other documents as we deem necessary for the purpose of this opinion.

We assume that upon sale of the Shares the Trust will receive the net asset value thereof.

We are of the opinion that the Trust is authorized to issue an unlimited number of Class A, Class I, Class R3, Class R4, and Class R5 Shares of the applicable Funds, and that when such Shares are duly issued and sold, they will be validly issued, fully paid, and nonassessable by the Trust.

The Trust is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Amended and Restated Agreement and Declaration of Trust disclaims shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in every note, bond, contract, instrument, certificate, or undertaking made or issued by the Trustees or by any officers or officer of the Trust. The Amended and Restated Agreement and Declaration of Trust provides for allocation of the assets and liabilities of the Trust among its portfolio series, and further provides that in the event that any shareholder or former shareholder is held to be personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason, the shareholder or former shareholder (or his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of shares of which he or she is or was a shareholder. Thus, the risk of a shareholder’s incurring financial loss on account of shareholder liability should be limited to circumstances in which the particular series itself would be unable to meet its obligations.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP